Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-188261 on Form F-3 of our report dated February 24, 2013 relating to the consolidated financial statements of Nexen Inc. and subsidiaries appearing in the current report on Form 6-K of CNOOC Limited dated April 22, 2014, and to the reference to us under the heading “Experts” in the prospectus, which is part of such Registration Statement.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Calgary, Canada

April 22, 2014